Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement Nos. 333-96783 and 333-46387 of Security Bank Corporation on Form S-8 of our report dated January 23, 2004 that is contained in this Annual Report on Form 10-K of Security Bank Corporation for the year ended December 31, 2003 and to all references to our firm and to such opinion as are contained therein.

/s/ McNair, McLemore, Middlebrooks & Co., LLP

Macon, Georgia

March 4, 2004